EXHIBIT 5
                             JOINT FILING AGREEMENT
     We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.
Dated: March 29, 2007
                                 BROOKFIELD ASSET MANAGEMENT INC.


                                 By:            /s/   Alan V. Dean
                                       ---------------------------------
                                    Name:  Alan V. Dean
                                    Title: Senior Vice-President and
                                           Secretary


                                 PARTNERS LIMITED


                                 By:            /s/  Loretta M. Corso
                                       ---------------------------------------
                                    .
                                    Name:  Loretta M. Corso
                                    Title: Secretary